EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use of our report on the financial statements of What A World!, Inc. included in this Registration Statement on Form S-4 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ KIRKLAND, RUSS, MURPHY & TAPP
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Clearwater, Florida
December 21, 1998